EXHIBIT 10.6

MERGER AGREEMENT

BETWEEN

CANNABIS KINETICS CORP.

AND

JEREMY N. STOUT, INC.

d/b/a

THE BIG TOMATO

1

2

ARTICLE III - OBLIGATIONS BEFORE CLOSING			11
3.0l	-	Investigative Rights	11
3.02	-	Conduct of Business	11

ARTICLE IV - CONDITIONS PRECEDENT TO PERFORMANCE BY CKC			11
4.01	-	Conditions	11
4.02	-	Accuracy of Representations	11
4.03	-	Performance	11
4.04	-	Absence of Litigation	11
4.05	-	Other	12

ARTICLE V - CONDITIONS PRECEDENT TO PERFORMANCE BY TBT			12
5.01	-	Conditions	12
5.02	-	Accuracy of Representations	12
5.03	-	Performance	12
5.04	-	Absence of Litigation	12
5.05	-	Other	12

ARTICLE VI - CLOSING			13
6.01	-	Closing	13
6.02	-	Deliveries at Closing	14
6.03	-	Post Closing Matters	14

ARTICLE VII - REMEDIES			14
7.01	-	Arbitration	14
7.02	-	Costs	14
7.03	-	Termination	15

ARTICLE VIII - MISCELLANEOUS			15
8.01	-	Captions and Headings	15
8.02	-	No Oral Change	15
8.03	-	Non-Waiver	15
8.04	-	Time of Essence	16
8.05	-	Entire Agreement	16
8.06	-	Governing Law	16
8.07	-	Counterparts	16
8.08	-	Notices	16
8.09	-	Binding Effect	14
8.10	-	Effect of Closing	17
8.11	-	Mutual Cooperation	17
8.12	-	Expenses	17

3

LIST OF EXHIBITS

4

PLAN OF MERGER

THIS AGREEMENT, made this 17th day of October, 2014, by and between Cannabis Kinetics Corp. (“CKC”), Jeremy N. Stout, Inc., d/b/a The Big Tomato (“TBT”) and the shareholders of TBT is made for the purpose of setting forth the terms and conditions upon which CKC will acquire all the outstanding shares of TBT.

In consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

ARTICLE I

PLAN OF MERGER

Subject to the terms and conditions of this Agreement, CKC, TBT, and the shareholders of TBT will enter into the Plan of Merger attached to this Agreement as Exhibit A.

As provided in the Plan of Merger, CKC will acquire the shares of TBT for:

•	cash of $400,000;

•	a promissory note, made payable to Jeremy N. Stout in the principal amount of $1,000,000;

•	a promissory note, made payable to Josh Field in the principal amount of $1,000,000; and

•	2,700,000 shares of the restricted common stock of CKC.

Each note will be payable in eight equal installments of $125,000 plus interest at 8% per year. Each note will be secured by all of the assets of TBT and the shares of TBT

It is intended that the Plan of Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of CKC.

2.01 Organization. CKC is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate power to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.02 Capital. The authorized capital stock of CKC consists of 2,610,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 31,208,206 shares of common stock are outstanding as of the date hereof. At closing, CKC will not have any outstanding shares of preferred stock except as shown on Exhibit C. There are no subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments outstanding obligating CKC to issue or to transfer from treasury any additional shares of its capital stock except as shown on Exhibit C. All outstanding shares of CKC are validly issued, fully paid and not assessable and not subject to any preemptive rights.

5

2.03 Directors and Officers. Exhibit B to this Agreement contains the names and titles of all directors and officers of CKC.

2.04 Financial Statements. Exhibit C to this Agreement contains the balance sheet of CKC as of August 31, 2014 and the related statement of income for the period then ended (the “CKC Financial Statements”). The CKC Financial Statements comply as to form in all material respects with applicable requirements of the U.S. Securities and Exchange Commission with respect thereto, are accurate and in accordance with the books and records of CKC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved, except as may be indicated in the notes thereto or as permitted by rules of the Securities and Exchange Commission.

2.05 Absence of Changes. Since August 31, 2014, there has not been any change in the financial condition or results of operations of CKC, except changes reflected on Exhibit C or changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

2.06 Absence of Undisclosed Liabilities. CKC did not as of August 31, 2014 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit C.

2.07 Tax Returns. Within the times and in the manner prescribed by law, CKC has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. The provision for taxes, if any, reflected in CKC's balance sheet as of August 31, 2014 is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by CKC.

2.08 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, TBT shall have the opportunity between the date of this Agreement and the Closing to meet with CKC's accountants and attorneys to discuss the financial condition of CKC. CKC shall make available to TBT the books and records of CKC. Such books and records have been maintained in the ordinary course of business, and are true and correct copies of such books and records. The minutes of CKC are a complete and accurate record of all meetings of the shareholders and directors of CKC and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of CKC 's directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons. The stock book of CKC contains an accurate record of all transactions with respect to the capital stock of CKC.

6

2.09 Patents, Trademarks, Trade Names, and Copyrights. Exhibit D attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by CKC. No person other than CKC owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of CKC 's business.

2.10 Contracts and Leases. Exhibit E attached hereto and made a part hereof contains a summary of the provisions of all material contracts, leases, and other agreements of CKC presently in existence or which have been agreed to by CKC (whether written or oral). Except as disclosed on Exhibit E, CKC is not in default under of these agreements or leases.

2.11 Insurance Policies. Exhibit F to this Agreement is a description of all insurance policies held by CKC concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit F and are in full force and effect.

2.12 Compliance with Laws. CKC has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including, but not limited to, federal and state securities laws.

2.13 Litigation. Other than as disclosed on Exhibit F, CKC is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of CKC, threatened against or affecting CKC or its business, assets, or financial condition. CKC is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. CKC is not engaged in any legal action to recover moneys due to CKC or damages sustained by CKC.

2.14 No Further Consent. No consent, approval, order, or authorization, of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality is required in connection with the execution, delivery and performance of this Agreement.

2.15 SEC Documents. CKC has furnished TBT with copies of its annual report on Form 10-K for the year ended October 31, 2012 and its quarterly report on Form 10-Q for the period ended August 31, 2014 as filed with the Securities and Exchange Commission. These reports are accurate in all material respects. CKC has filed all required forms, reports and documents with the Securities and Exchange Commission (the “SEC”) since CKC has been required to file such forms (collectively, the “SEC Reports”), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents the consolidated financial position of CKC and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in the financial position of CKC and its subsidiaries for the respective fiscal years, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal year-end adjustments as permitted by rules of the SEC. Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

7

2.16 Market for Common Stock. CKC’s common stock is quoted on the OTC Bulletin Board. No letter “E” has been appended to CKC’s common stock during the past twenty-four months and CKC has not received any notice of the possible or pending delisting of CKC’s common stock.

2.17 Full Disclosure. None of the representations and warranties made by the CKC Principals, or in any certificate or memorandum furnished or to be furnished by the CKC Principal, or on their behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. CKC has disclosed to TBT all reasonably foreseeable contingencies which, if such contingencies transpire, would have a material adverse effect on CKC.

Representations and Warranties of TBT and the Shareholders of TBT.

2A. Organization. TBT is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except in those states where the failure to be so qualified would not have a material adverse effect on TBT.

2B. Capital. The authorized capital stock of TBT consists of 50 shares of common stock. Immediately prior to Closing, 50 shares of common stock will be issued and outstanding. All of the shares are validly issued, fully paid, and non-assessable. At Closing, there will be no outstanding preferred shares and no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TBT to issue or to transfer from treasury any additional shares of its capital stock of any class.

2C. Directors and Officers' Compensation; Banks. Exhibit G to this Agreement contains: (i) the names and titles of all directors and officers of TBT and all persons whose compensation from TBT as of the date of this Agreement will equal or is expected to equal or exceed, at an annual rate, the sum of $1,000; (ii) the name and address of each bank with which TBT has an account or safety deposit box, and the names of all persons who are authorized to draw thereon or have access thereto; and (iii) the names of all persons who have a power of attorney from TBT and a summary of the terms thereof.

2D. Financial Statements. Exhibit H to this Agreement sets forth the balance sheet of TBT as of August 31, 2014, and the related statement of income for the period then ended (the “TBT Financial Statements”). The TBT Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of operation of TBT at such date and for such period and show all material liabilities, absolute or contingent, of TBT.

8

2E. Absence of Changes. Since August 31, 2014, there has not been any material change in the financial condition or operations of TBT, except (i) changes in the ordinary course of business, which changes have not in the aggregate been materially adverse, and (ii) changes disclosed on Exhibit H.

2F. Absence of Undisclosed Liabilities. TBT did not as of August 31, 2014 have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on Exhibit H.

2G. Tax Returns. Within the times and in the manner prescribed by law, TBT has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable, except where the failure to file and/or pay would not have a material adverse effect on TBT. No federal income tax returns of TBT have been audited by the Internal Revenue Service. The provision for taxes, if any, reflected in TBT’s balance sheet as of August 31, 2014, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by TBT.

2H. Investigation of Financial Condition of TBT. Without in any manner reducing or otherwise mitigating the representations contained herein, CKC shall have the opportunity to meet with TBT 's accountants and attorneys to discuss the financial condition of TBT. TBT shall make available to CKC the books and records of TBT. The minutes of TBT are a complete and accurate record of all meetings of the shareholders and directors of TBT and accurately reflect all actions taken at such meetings. The signatures of the directors and/or officers on such minutes are the valid signatures of TBT’s directors and/or officers who were duly elected or appointed on the dates that the minutes were signed by such persons.

2I. Patents, Trademarks, Trade Names, and Copyrights. Exhibit I attached hereto and made a part hereof lists all trademarks, trademark registrations or applications, trade names, service marks, patents, copyrights, copyright registrations or applications which are owned by TBT. No person other than TBT owns any trademark, trademark registration or application, service mark, trade name, copyright, or copyright registration or application the use of which is necessary or contemplated in connection with the operation of TBT’s business.

2J. Contracts and Leases. Exhibit J is a list of the material contracts, leases and other agreements of TBT presently in existence or which have been agreed to by TBT. Except as listed in Exhibit J, TBT is not a party to any other material contract or agreement, whether written or oral. Except as noted on Exhibit J, TBT is not in default under any of these agreements or leases.

2K. Insurance Policies. Exhibit K to this Agreement is a description of all insurance policies held by TBT concerning its business and properties. All these policies are in the respective principal amounts set forth in Exhibit K and are in full force and effect.

9

2L. Compliance with Laws. TBT has complied with, and is not in violation of, applicable federal, state, or local statutes, laws, and regulations affecting its properties or the operation of its business, including but not limited to federal and state securities laws. TBT does not have any employee benefit plan which is subject to the provisions of the Employee Retirement Income Security Act of 1974. Neither TBT nor its officers/directors are currently or have previously been under investigation by any regulatory agency. TBT has never had any consent decrees or enforcement actions brought against it.

2M. Litigation. Other than as disclosed on Exhibit K, TBT is not a party to any suit, action, arbitration, legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of TBT, threatened against or affecting TBT or its business, assets, or financial condition. TBT is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. TBT is not engaged in any legal action to recover moneys due to it or damages sustained by it other than as disclosed on Exhibit K.

2N. Ability to Carry Out Obligations. TBT and the TBT shareholders have the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by TBT and the TBT shareholders and the performance by TBT and the TBT shareholders of their obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-law, or other agreement or instrument to which TBT is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TBT, or (c) an event that would result in the creation or imposition or any lien, charge, or encumbrance on any asset of TBT or would create any obligations for which TBT would be liable, except as contemplated by this Agreement.

2O. Full Disclosure. None of the representations and warranties made by TBT in any certificate or memorandum furnished or to be furnished by TBT, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading. TBT has disclosed to CKC all reasonably foreseeable contingencies which, if such contingencies transpire, would have a material adverse effect on TBT.

2P. Assets/Stock.TBT has good and marketable title to all of its property, free and clear of all mortgages, liens, pledges, charges, encumbrances or interest of any third party whatsoever. The TBT shareholders have good and remarkable title to their shares of TBT, free and clear of all mortgages, liens, pledges, charges, encumbrances or interest of any third party whatsoever.

10

ARTICLE III

OBLIGATIONS BEFORE CLOSING

3.01 Investigative Rights. From the date of this Agreement until the date of closing, each party shall provide to the other party, and such other party's counsel, accountants, auditors, and other authorized representatives, full access during normal business hours to all of each party's properties, books, contracts, commitments, records and correspondence and communications with regulatory agencies for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request.

3.02 Conduct of Business. Prior to the Closing, and except as contemplated by this Agreement, each party shall conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as contemplated by this Agreement, neither party to this Agreement shall issue or sell any shares, stock, options or other securities, amend its Articles of Association, Articles of Incorporation or By-laws, declare dividends, redeem stock or other securities, incur additional or newly-funded material liabilities, acquire or dispose of fixed assets, change senior management, change employment terms, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business, or enter into any agreement or take any action that is likely to cause any of the representations and warranties of such party under this Agreement not to be true and correct as of the Closing, or that is likely to affect the Closing. However, and notwithstanding any provision in this Agreement to the contrary, TBT hereby assents and permits CKC to raise further financing in any manner, or issue shares of its capital stock in connection with an acquisition.

ARTICLE IV

CONDITIONS PRECEDENT TO PERFORMANCE BY CKC

4.01 Conditions. CKC’s obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article IV. CKC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by CKC of any other condition of or any of CKC’s other rights or remedies, at law or in equity, if TBT shall be in default of any of its representations, warranties, or covenants under this agreement.

4.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TBT in this Agreement or in any written statement that shall be delivered to CKC by TBT under this Agreement shall be true on and as of the Closing Date as though made at those times.

4.03 Performance. TBT shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. TBT shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

4.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

11

4.05 Other. In addition to the other provisions of this Article IV, CKC’s obligations hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

•	the directors and shareholders of TBT will have approved the Plan of Merger;

•	TBT will have submitted to CKC financial statements, audited as necessary and in proper form, which will be required to be filed by CKC in an 8-K report with the Securities and Exchange Commission.

ARTICLE V

CONDITIONS PRECEDENT TO PERFORMANCE BY TBT

5.01 Conditions. The obligations of TBT, and the obligations of the shareholders of TBT, hereunder shall be subject to the satisfaction, at or before the Closing, of the conditions set forth in this Article V. TBT may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TBT of any other condition of or any of TBT’s other rights or remedies, at law or in equity, if CKC shall be in default of any of its representations, warranties, or covenants under this agreement.

5.02 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by CKC in this Agreement or in any written statement that shall be delivered to TBT by CKC under this Agreement shall be true on and as of the Closing Date as though made at those times.

5.03 Performance. CKC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the closing. CKC shall have obtained all necessary consents and approvals necessary to consummate the transactions contemplated hereby.

5.04 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the closing.

5.05 Other. In addition to the other provisions of this Article V, the obligations of TBT, and the obligations of the shareholders of TBT, hereunder shall be subject to the satisfaction, at or before the Closing, of the following:

•	the directors of CKC will have approved the Plan of Merger;

•	CKC will not have more than 32,000,000 outstanding shares of common stock.

•	the form of note, security agreement and stock pledge agreement, to be delivered to the TBT shareholders at Closing, will be in form and upon terms satisfactory to the TBT shareholders.

•	TBT will have entered into employment contracts with the TBT shareholders, to be effective at Closing, in form and upon terms satisfactory to the TBT shareholders.

•

the TBT shareholders will be satisfied that they will be able to elect “installment sale” treatment with respect to the $2,000,000 note and the 2,700,000 shares of CKC common stock will not result in a taxable gain at the time those shares are issued to the TBT shareholders.

12

ARTICLE VI

CLOSING

6.01 Closing. The Closing of this transaction shall be held at the offices of Hart and Hart, or such other location as the parties may agree. Unless the closing of this transaction takes place before December 17, 2014, then either party may terminate this Agreement without liability to the other party, excluding claims for breaches of obligations by any party hereto prior to such termination.

6.02 Deliveries at Closing. At Closing CKC will deliver the following to the TBT shareholders:

•	Certified check in the amount of $200,000 made payable to Jeremy N. Stout;

•	Certified check in the amount of $200,000 made payable to Josh Field;

•	a promissory note, made payable to Jeremy N. Stout in the principal amount of $1,000,000; and

•	a promissory note, made payable to Josh Field in the principal amount of $1,000,000.

•	Stock certificate representing 1,350,000 shares of CKC’s restricted common stock registered in the name of Jeremy N. Stout.

•	Stock certificate representing 1,350,000 shares of CKC’s restricted common stock registered in the name of Josh Field.

•	Security agreements and stock pledge agreements.

•	Employment Agreement between TBT and Jeremy Stout.

•	Employment Agreement between TBT and Josh Field.

At Closing, the TBT shareholders will deliver the following to CKC:

•	Stock certificate representing 25 shares of TBT’s common stock registered in the name of Jeremy N. Stout and endorsed to CKC.

•	Stock certificate representing 25 shares of TBT’s common stock registered in the name of Josh Field and endorsed to CKC.

•	Subscription agreements signed by Jeremy Stout and Josh Field.

13

6.03 Post Closing Matters.

Following the Closing:

•	CKC will sell up to 300,000 shares of its common stock, at a price of $0.001 per share, to persons designated by the TBT shareholders, and

•	the TBT shareholders will repay any amounts which they owe TBT, will forgive any loans they have made to TBT, and will pay any liabilities of TBT for federal or state income taxes.

Operations. Until all obligations of CKC, pursuant to the Note and this Agreement, have been satisfied, the parties agree as follows:

1. TBT will continue to operate under the name “the Big Tomato”.

2. The TBT retail store and warehouse will remain at their present locations.

3. TBT will not issue any additional shares of its capital stock.

4. CKC will use its best efforts to have its need for any hydroponic equipment or supplies purchased from TBT at then prevailing retail prices charged by TBT, assuming TBT is able to supply the equipment and supplies at prices and upon terms (including shipping) which are equal to or less than that which could be obtained by CKC elsewhere.

5. So long as the operations of TBT are able to generate net income of at least $50,000 per quarter, TBT will be operated by the present shareholders of TBT, subject to the reasonable direction of CKC’s board of directors.

6. Notwithstanding the above, if either Jeremy Stout or Josh Field is terminated for Cause, as that term is defined in the employment agreement of such person,, then Jeremy Stout or Josh Field, as the cause may be, will be removed from the operations of TBT. If both Jeremy Stout and Josh Field are terminated, for Cause, then TBT will be operated subject to the direction of CKC’s board of directors, or such officers as the board of directors may designate. If Jeremy Stout or Josh Field voluntarily terminates his employment with TBT, then such person will no longer have any involvement with TBT.

ARTICLE VII

REMEDIES

7.01 Arbitration. Any dispute in any way involving this Agreement will be settled through binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado.

7.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

14

7.03 Termination. In addition to the other remedies, TBT or CKC may on or prior to the Closing Date terminate this Agreement, without liability to the other party:

(i) If any bona fide action or proceeding shall be pending against TBT or CKC on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the carrying out of this Agreement or if any agency of the federal or of any state or national government shall have objected at or before the closing date to this acquisition or to any other action required by or in connection with this Agreement;

(ii) If the legality and sufficiency of all steps taken and to be taken by each party in carrying out this Agreement shall not have been approved by the respective party's counsel, which approval shall not be unreasonably withheld.

(iii) If a party breaches any representation, warranty, covenant or obligation of such party set forth herein and such breach is not corrected within ten days of receiving written notice from the other party of such breach.

ARTICLE VIII

MISCELLANEOUS

8.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

8.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by all parties hereto.

8.03 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

8.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

15

8.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements, understandings and the letters of intent between the parties.

8.06 Governing Law. This Agreement and its application shall be governed by the laws of Nevada.

8.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

Cannabis Kinetics Corp.

324 W 71st Avenue, Unit 5

Westminster, CO 80030

With copy to:

Hart & Hart, LLC

1624 Washington Street

Denver, CO 80203

Jeremy N. Stout, Inc.

8216 Swadley Court

Arvada, CO 80005

16

8.09 Binding Effect. This Agreement will be binding upon the parties herein even though this Agreement may not be signed by all persons whose names appear on the signature page of this Agreement. This Agreement shall inure to and be binding upon and be enforceable against the respective successors of each of the parties to this Agreement. No party may assign or transfer any of its rights or obligations hereunder, without the prior written consent of the other parties hereto. Nothing in this Agreement, express or implied, shall give to any person other than the parties hereto any benefit or any legal or equitable right, remedy or claim under this Agreement.

8.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the closing of this Agreement and shall remain in effect for a period of twelve months thereafter. In the event there is any material misrepresentation or warranty of any party to this Agreement, then TBT (if such misrepresentation is made by CKC) or CKC ( if such misrepresentation is made by TBT) may rescind this Agreement during the 30 day period following the closing of this Agreement.

8.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein. Neither party will intentionally take any action, or omit to take any action, which will cause a breach of such party's obligations pursuant to this Agreement.

8.12 Expenses.Each of the parties hereto agrees to pay all of its own expenses (including without limitation, attorneys' and accountants' fees) incurred in connection with this Agreement, the transactions contemplated herein and negotiations leading to the same and the preparations made for carrying the same into effect. Each of the parties expressly represents and warrants that no finder or broker has been involved in this transaction and each party agrees to indemnify and hold the other party harmless from any commission, fee or claim of any person, firm or corporation employed or retained by such party (or claiming to be employed or retained by such party) to bring about or represent such party in the transactions contemplated by this Agreement.

17

AGREED TO AND ACCEPTED as of the date first above written.

CANNABIS KINETICS CORP.

By:	/s/ Eric Hagen
Eric Hagen, Chief Executive Officer

JEREMY N. STOUT, INC.

By:	/s/ Jeremy N. Stout
Jeremy N. Stout, Chief Executive Officer

SHAREHOLDERS OF JEREMY N. STOUT, INC.

By:	/s/ Jeremy N. Stout
Jeremy N. Stout

By:	/s/ Josh Field
Josh Field

Cannabis Kinetics Plan of Merger Stout Big Tomato 10-16-14

18

EXHIBIT A

PLAN OF MERGER

(a) CONSTITUENT CORPORATIONS:	Jeremy N. Stout, Inc. d/b/a The Big Tomato (“TBT”)
(A Colorado corporation)

JNS, Inc. (“JNS”)
(A Colorado corporation)

JNS is a wholly owned subsidiary of TBT

(b) SURVIVING CORPORATION:	Jeremy N. Stout, Inc. d/b/a The Big Tomato (“TBT”)
(A Colorado corporation)

(c) Pursuant to C.R.S. 7-111-104 and effective as of the date of the merger

(i) all shares of JNS shall be cancelled;

(ii) all assets of JNS shall become assets of TBT;

(iii) all liabilities of JNS shall be assumed by TBT;

(iv) JNS shall cease to exist;

(v) the shareholders of TBT will receive $400,000 in cash, notes in the collective principal amount of $2,000,000 and 2,700,000 shares of the common stock of Cannabis Kinetics Corp. in exchange for all outstanding shares of TBT;

(vi) all issued and outstanding shares of TBT will be owned by Cannabis Kinetics Corp.

Cannabis Kinetics Plan of Merger The Big Tomato 10-15-14

19

EXHIBIT B

Officers and Directors (CKC)

Name	Position

Eric Hagen	Chief Execuive Officer and a Director

Jonatha Hunt	Secretary and a Director

Steven Brandt	Treasurer and a Director

20

EXHIBIT C

Financial Statements- Changes in

Financial Condition (CKC)

Incorporated by reference to the financial statements included in the 10-Q report of CKC for the period ended August 31, 2014.

21

EXHIBIT D

Patents, Trademarks, Trade Names and

Copyrights (CKC)

Patents

Patent Number	Date of Patent	Description

 None

Trademarks

To be furnished by amendment.

Trade Names

To be furnished by amendment

Copyrights

None.

22

EXHIBIT E

Material Contracts and Leases (CKC)

None other than those referred to in the filings of CKC with the Securities and Exchange Commission.

23

EXHIBIT F

Insurance Policies (CKC)

Policy	Insurer Limit	Coverage Limit	Expiration Date

 None

Litigation (CKC)

Case Name	Case Number	Disposition	Description

 None.

24

EXHIBIT G

Officers and Directors (TBT)

Name	Position

Jeremy Stout	Chief Executive Officer and a Director

Josh Field	Vice President and a Director

Bank Accounts, Safe Deposit

Boxes, Powers of Attorney (TBT)

Credit Union of the Rockies

25

EXHIBIT H

Financial Statements- Changes in Financial

 Condition (TBT)

See Attached.

26

EXHIBIT I

Patents, Trademarks, Trade Names and Copyrights (TBT)

A Time to Grow

The Big Tomato

27

EXHIBIT J

Material Contracts (TBT)

Retail office Lease

Warehouse Lease

28

EXHIBIT K

Insurance Policies (TBT)

Travelers Insurance

State Farm Insurance

Litigation (TBT)

None.

Cannabis Kinetics Plan of Merger Stout Big Tomato 10-16-14

29